EXHIBIT 1 (A)

            ARTICLES OF INCORPORATION OF WRL SERIES FUND, INC.

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                            ARTICLES OF INCORPORATION
                                       OF
                              WRL SERIES FUND, INC.

                                    ARTICLE I

   THE UNDERSIGNED, JAMES A. ROWE, whose post office address is 201 Highland Avenue, Largo, Florida 33540, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                   ARTICLE II
                                      NAME

   The name of the Corporation is WRL SERIES FUND, INC.

                                   ARTICLE III
                               PURPOSES AND POWERS

   The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

   1. To conduct and carry on the business of an investment company of the open-end, management type as defined in the Investment Company Act of 1940, as amended, and to engage in all activities incident thereto.

   2. To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

   3. To issue and sell shares of its own capital stock in such amounts and on such terms and conditions for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, consistent with all applicable laws and regulations, including the Investment Company Act of 1940, as amended; provided, however, that the value of the consideration per share to

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be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

   4. To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

   5. To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

   The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV
                       PRINCIPAL OFFICE AND RESIDENT AGENT

   The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, a Maryland corporation, whose post office address is 32 South Street, Baltimore, Maryland 21202.


                                    ARTICLE V
                                  CAPITAL STOCK

   1. The total number of shares of capital stock which the Corporation shall have authority to issue is one billion (1,000,000,000) shares of the par value of one cent ($0.01) per share and of the aggregate par value of $10,000,000. All shares shall be issued, if at all, in series. Three hundred million (300,000,000) shares shall be allocated to a class of Common Stock designated Money Market Portfolio Common Stock; twenty-five million (25,000,000) shares shall be allocated to a class of Common Stock designated Bond Portfolio Common Stock; and six hundred seventy-five million (675,000,000) shares shall be

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allocated to a class of Common Stock designated Growth Portfolio Common Stock.
In addition, the Board of Directors is hereby expressly granted authority to change the designation of any class, and to increase or decrease the number of shares of any class, but the number of shares of any class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

   2. The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with said shares of Common Stock in fractional shares, and any such fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional shares, but including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation.

   3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

   4. Unless otherwise provided in the resolution of the Board of Directors providing for the issuance of shares in any new class or classes not designated in this Article, each class of stock of the Corporation shall have the following powers, preferences and rights, and qualifications, restrictions, and limitations thereof:

      (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of Stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that
   (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; (2) only shares of the respective portfolios are entitled to vote on matters concerning only that Portfolio; and (3) fundamental policies, as specified in the By-Laws, may not be changed, unless a change affects only one Portfolio, without the approval of the holders of a majority [as defined under the Investment Company Act of 1940] of the shares of each Portfolio affected by the change.

      (b) Each class of stock of the Corporation shall have the following powers of preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

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        (1) The shares of each Portfolio, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, and will be freely transferable.

        (2) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors; provided, however, dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.


                                   ARTICLE VI
                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                      CERTAIN POWERS OF THE CORPORATION AND
                        OF THE DIRECTORS AND STOCKHOLDERS

   1. The number of directors of the Corporation shall be nine (9), which number may be increased pursuant to the By-Laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

               Gerald Benson                  Robert F. McGrath
               W. Scane Bowler                Nicholas S. Rashford
               Charles C. Harris              Jack R. Thompson
               Arthur S. Hecker               Jack E. Zimmerman
               John R. Kenney

   2. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of Capital Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

   3. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the Capital Stock of the Corporation acquired by it after the issue

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thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion may determine.

   4. The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of capital stock. Subject to the provisions of Section 6, 7 and 8 of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify the stock into a class or classes of capital stock and to divide and classify shares of any class into one or more series of the class, by determining, fixing or altering one or more of the following:

      (a) The distinctive designation of a class or series; provided that, unless otherwise prohibited by the terms of the class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of the class or series may be increased by the Board of Directors in connection with the classification or reclassification, and any shares of any class or series that have been redeemed, purchased or acquired in any other manner by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

      (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of the class or series.

      (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

      (d) The rights of the holders of shares of the class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

      (e) Any other rights, restrictions, including restrictions on transferability, and qualifications of shares of the class or series, not inconsistent with law and these Articles of Incorporation.

   5. All consideration received by the Corporation for the issue or sale of stock of any class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale,

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exchange or liquidation thereof, and any funds or payments derived from any reinvestment of the proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which the assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of the proceeds in whatever form, are herein referred to as "assets belonging to" such class.

   6. In the event of the liquidation or dissolution of the Corporation, shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to the class; and the assets so distributable to the stockholders of any class shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, the distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined as hereinafter provided.

   7. The assets belonging to any class of stock shall be charged with the liabilities of the class, and shall also be charged with the class's share of general liabilities of the Corporation, in proportion to the asset value of the respective classes determined as hereinafter provided. The determination of the Board of Directors shall be conclusive (a) as to the amount of such liabilities, including the amount of accrued expenses and reserves; (b) as to any allocation of the same to a given class; and (c) whether the same, or general assets of the Corporation, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" the class.

   8. Each director, each officer and, in the discretion of the Board of Directors, each employee of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, and as may be specified in the By-Laws, subject to any limitations arising under the Investment Company Act of 1940, as amended.

   9. The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or

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repeal by the Board of Directors, subject to the requirements of the Investment
Company Act of 1940, as amended.


                                   ARTICLE VII
                                   REDEMPTION

   Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

   The Corporation may in its discretion redeem, at such current net asset value, outstanding shares of its capital stock not offered for redemption which are held by any stockholder whose shares in the aggregate have a then total net asset value of less than such amount as set forth in the By-Laws, provided that prior to any such proposed redemption the Corporation shall have given such stockholder written notice that such then current net asset value is less than the amount set forth in the By-Laws as aforesaid and allowed such stockholder to make additional investments in order to increase such then current net asset value to the amount so set forth. The Corporation also may in its discretion redeem the shares of its capital stock held by a stockholder or stockholders to the extent deemed necessary by the Board of Directors to avoid taxation of the Fund as a "personal holding company".

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                                  ARTICLE VIII
                                     VOTING

   Not withstanding any provisions of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of Capital Stock entitled to be cast to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon, all as permitted by Section 2-104(b) of the General Corporation Law of the State of Maryland or any comparable successor provision. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX
                              DETERMINATION BINDING

   Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its Capital Stock, past, present and future, and shares of the Capital Stock of the Corporation are issued and sold on the condition and understanding,

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evidenced by the purchase of shares of Capital Stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.


                                    ARTICLE X
                               PERPETUAL EXISTENCE

   The duration of the Corporation shall be perpetual.


                                   ARTICLE XI
                                    AMENDMENT

   The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

   IN WITNESS WHEREOF, the undersigned incorporator of WRL SERIES FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

   Dated this 20th day of August, 1985.


                                            /s/ JAMES A. ROWE
                                            -----------------
                                            James A. Rowe

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